Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of July 14, 2016

by and among

CARE CAPITAL PROPERTIES, LP,

CARE CAPITAL PROPERTIES, INC.,

CARE CAPITAL PROPERTIES GP, LLC

and

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

CITIGROUP GLOBAL MARKETS INC.

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 14, 2016, by and among Care Capital Properties, LP, a Delaware limited partnership (the “Company”), Care Capital Properties, Inc., a Delaware corporation (“CCP”), Care Capital Properties GP, LLC, a Delaware limited liability company (the “General Partner” and, together with CCP, the “Guarantors”) and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. as representatives (the “Representatives”) of the several initial purchasers named in Schedule A attached to the Purchase Agreement (as defined below) (each such initial purchaser, an “Initial Purchaser” and, together, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 5.125% Senior Notes due 2026 (the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated July 7, 2016 (the “Purchase Agreement”), by and among the Company, the Guarantors and the Representatives.  In order to induce the Initial Purchasers to purchase the Initial Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of July 14, 2016 (the “Indenture”), by and among the Company, the Guarantors and Regions Bank, as trustee (the “Trustee”), relating to the Initial Notes and the Exchange Notes (as defined below).

The parties hereby agree as follows:

SECTION 1.                DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act:  The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Affiliate:  As defined in Rule 144.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

Closing Date:  The date hereof.

Commission:  The Securities and Exchange Commission.

Consummate:  An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Note Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes validly tendered and not validly withdrawn by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline:  As defined in Section 3(a) hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Exchange Notes:  The Company’s 5.125% Senior Notes due 2026 to be issued pursuant to the Indenture in the Exchange Offer.

Exchange Offer:  The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are validly tendered and not validly withdrawn by Holders thereof in connection with such exchange and issuance.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Free Writing Prospectus:  Each offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Initial Notes or the Exchange Notes.

Governmental Entity:  Any domestic or foreign court with jurisdiction over a Person or its assets or properties or other governmental or regulatory authority, agency or body.

Holders:  As defined in Section 2 hereof.

Interest Payment Date:  As defined in the Initial Notes and Exchange Notes.

Prospectus:  The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date:  As defined in Section 6(d) hereof.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144:  Rule 144 promulgated under the Act.

Shelf Effectiveness Period:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Shelf Request:  As defined in Section 4(a) hereof.

Special Interest:  As defined in Section 5 hereof.

Suspension Notice:  As defined in Section 6(d) hereof.

Suspension Rights:  As defined in Section 6(c)(ii) hereof.

TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer Restricted Securities:  Each Initial Note; provided, however, that each Initial Note shall cease to be a Transfer Restricted Security upon the earliest to occur of (a) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, (d) following the Consummation of the Exchange Offer, the date on which such Initial Note is eligible to be sold pursuant to Rule 144, (e) the date on which such Initial Note is distributed pursuant to Rule 144 or (f) the date on which such Initial Note is no longer outstanding.

SECTION 2.                HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.                REGISTERED EXCHANGE OFFER

(a)           Unless the Company and the Guarantors determine that the registration provided for in Section 3 hereof is not available (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall use their commercially reasonable efforts to (i) cause the Exchange Offer to be Consummated no later than 270 days after the Closing Date (such date being the “Consummation Deadline”) and (ii) upon the effectiveness of the related Exchange Offer Registration Statement, Consummate the Exchange Offer not later than 60 days after the Exchange Offer Registration Statement is declared effective by the Commission.  The Exchange Offer Registration Statement shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b)           The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously as required by and subject to the provisions of Section 6(a), (c) and (d) hereof and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days.  The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

(c)           The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer.  Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.  See the Shearman & Sterling no-action letter (available July 2, 1993).

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement.  To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a), (c) and (d) hereof and in conformity with the requirements of this Agreement, the Act and the rules and regulations of the Commission as announced from time to time, for a period of 180 days from the last date for acceptance of Initial Notes in the Exchange Offer or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.  The Company and the Guarantors shall provide copies of the latest version of such Prospectus to such Broker-Dealers in such amounts as such Broker-Dealers may reasonably request, promptly upon request, and in no event later than two Business Days after such request, at any time during such period.

SECTION 4.                SHELF REGISTRATION

(a)           Shelf Registration.  If (i) the Company and the Guarantors determine that the registration provided for in Section 3 hereof is not available or the Exchange Offer may not be completed as soon as reasonably practicable after the last date for acceptance of Initial Notes for exchange in the Exchange Offer because it would violate any applicable law or applicable interpretations of the Commission staff, (ii) the Exchange Offer is not for any other reason Consummated on or prior to the Consummation Deadline or (iii) following commencement of the Exchange Offer, the Company receives a written request (a “Shelf Request”) from any Initial Purchaser that holds Transfer Restricted Securities that are or were ineligible to be exchanged in the Exchange Offer, then the Company and the Guarantors, subject to the Suspension Rights set forth in Section 6(c)(ii) below, shall:

(x) use their commercially reasonable efforts as soon as reasonably practicable after such determination, date or request, as the case may be, to file a shelf registration statement on any appropriate form under the Act pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), covering the resale of all Transfer Restricted Securities (or, in the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of this Section 4(a), all the Transfer Restricted Securities held by any Initial Purchaser that submitted a Shelf Request that are or were ineligible to be exchanged in the Exchange Offer),

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to become effective, and

(z) in the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of this Section 4(a), the Company and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 3(a) hereof with respect to all Transfer Restricted Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Transfer Restricted Securities held by the Initial Purchasers that submitted a Shelf Request that are or were ineligible to be exchanged in the Exchange Offer.

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), the Company and the Guarantors shall use their commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b), 6(c) and 6(d) hereof and in conformity with the requirements of this Agreement, the Act and the rules and regulations of the Commission as announced from time to time until all Transfer Restricted Securities required by this Agreement to be registered thereby are no longer Transfer Restricted Securities (the “Shelf Effectiveness Period”).

(b)           Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, no later than 10 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, under the Act, or other information reasonably requested by the Company and required by Regulation S-K under the Act, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Notwithstanding anything else herein to the contrary, no Holder shall be entitled to Special Interest pursuant to Section 5 hereof unless and until (and from and after such time) such Holder shall have provided all such information.  Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or to correct a material omission therein and shall promptly supply such other information as the Company may from time to time reasonably request.

SECTION 5.                SPECIAL INTEREST

Subject to the Suspension Rights referred to in Section 6(c)(ii) below, if (i) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline with respect to the Exchange Offer Registration Statement, (ii) the Shelf Registration Statement, if required pursuant to Section 4(a)(i) or 4(a)(ii) hereof, has not become effective on or prior to the Consummation Deadline, (iii) the Company receives a Shelf Request pursuant to Section 4(a)(iii) and the Shelf Registration Statement required to be filed thereby has not become effective by 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period, or (v) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement (each such event referred to in clauses (i) through (v), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder affected thereby special interest (“Special Interest”) on the Transfer Restricted Securities in an amount equal to 0.25% per annum for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default.  The amount of the Special Interest shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest of 0.50% per annum; provided, however, that (1) the Company and the Guarantors shall in no event be required to pay Special Interest for more than one Registration Default at any given time and (2) a Holder who has not submitted a Shelf Request with respect to a Shelf Registration Statement shall not be entitled to Special Interest with respect to a Registration Default relating to such Shelf Registration Statement.  A Registration Default ends when the Initial Notes cease to be Transfer Restricted Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is Consummated, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes or is declared effective by the Commission or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable.

All accrued Special Interest shall be paid by the Company and the Guarantors (or the Company and the Guarantors will cause the Paying Agent to make such payment on their behalf) to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture, the Initial Notes and the Exchange Notes.  Notwithstanding the fact that any securities for which Special Interest is due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Special Interest with respect to such securities that accrued prior to the time that such securities ceased to be Transfer Restricted Securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.  Notwithstanding anything contained herein or in the Indenture, the Initial Notes or the Exchange Notes to the contrary, the payment of Special Interest shall be the only remedy available to Holders for any Registration Default.

SECTION 6.                REGISTRATION PROCEDURES

(a)           Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 3 above and Section 6(c) below and (y) comply with all of the following provisions:

(i)            If, following the date hereof there has been announced a change in applicable law or Commission policy with respect to exchange offers such as the Exchange Offer, that in the opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable law or Commission policy, the Company and the Guarantors hereby agree either to (x) seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer or (y) file, in accordance with Section 4(a) hereof, a Shelf Registration Statement to permit the registration and/or resale of the Transfer Restricted Securities that would otherwise be covered by the Exchange Offer Registration Statement but for a change in applicable law or Commission policy.  In the case of clause (x) above, the Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take action not commercially reasonable to effect a change of Commission policy.  In connection with the foregoing, the Company and the Guarantors hereby agree to take such other commercially reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii)           As a condition to its participation in the Exchange Offer, each Holder (including any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business and (D) only if such Holder is a Broker-Dealer that will receive Exchange Notes in exchange for Initial Notes that such Broker-Dealer acquired for its own private account as a result of market-making or other trading activities, it will deliver a Prospectus, as required by law, in connection with any sale of such Exchange Notes.  As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above) and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508 of Regulation S-K under the Act, as applicable.

(iii)          Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling (available July 2, 1993), and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company and the Guarantors have not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s and each Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(b)           Shelf Registration Statement.  If obligated to file a Shelf Registration Statement, the Company and the Guarantors shall:

(i)            comply with all applicable provisions of Section 4(a) above and Section 6(c) below and use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof); and

(ii)           remove from any Initial Note covered by any Shelf Registration Statement contemplated by this Agreement, upon the request of any Holder or purchaser of such Initial Note, any restrictive legend with respect to the transfer of such Initial Note under the Act.

(c)           General Provisions.  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

(i)            subject to the Suspension Rights set forth in Section 6(c)(ii) below, prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(ii)           upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their commercially reasonable efforts to cause such amendment to be declared effective as soon as reasonably practicable.  Notwithstanding anything herein to the contrary, the Company and the Guarantors may allow the Exchange Offer Registration Statement, at any time after Consummation of the Exchange Offer (if then required to keep such Registration Statement effective), or the Shelf Registration Statement and the related Prospectus to cease to remain effective and usable or may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement if not then filed or effective, as applicable (“Suspension Rights”), for one or more periods of (x) 90 days in aggregate in any 365-day period if the board of directors of the Company (or a duly-appointed committee of the board of directors having power over the subject matter) determines in good faith that (A) it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate development involving the Company or any Guarantor or (B)

a material corporate transaction has occurred or is probable and any financial statements or pro forma financial information required to be included or incorporated by reference in such Registration Statement or Prospectus by Regulation S-X are unavailable, and in either case the Company mails notification to the Holders within five Business Days after the board of directors (or such committee) makes such determination, or (y) 60 days in aggregate in any 365-day period if the Prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, contains an untrue statement of the material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the 180-day period referred to in Section 3(c) during which the Exchange Offer Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions (which such extension shall be the Holders’ sole remedy for the exercise by the Company of the Suspension Rights during the time period permitted hereunder, but only to the extent that any suspension period does not violate the 90-day period set forth in clause (x) or the 60-day period set forth in clause (y) of this Section 6(c)(ii), as applicable);

(iii)          in the case of a Shelf Registration Statement, advise (a) each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement and (b) each Holder who has provided a Shelf Request to the Company promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) after becoming aware of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or of the initiation of any proceeding for any of the preceding purposes and (D) of the happening of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to promptly obtain the withdrawal or lifting of such order;

(iv)          subject to Section 6(d) below, if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           in the case of a Shelf Registration Statement, furnish to each Holder whose Transfer Restricted Securities have been included in such Shelf Registration Statement before filing with the Commission, copies of such Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the reasonable review and comment of such Holders for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which such Holders shall reasonably object within three Business Days after the receipt thereof.  A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, Prospectus, amendment or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or fails to comply with the applicable requirements of the Act;

(vi)          in the case of a Shelf Registration Statement, prior to the filing of any document that is to be incorporated by reference into such Registration Statement, provide copies of such document to each Holder whose Transfer Restricted Securities have been included in such Shelf Registration Statement, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request promptly after the receipt of such document; provided, however, that this clause (vi) shall not apply to any filing by the Company or the Guarantors of any Annual Report on Form 10-K, any Quarterly Report on Form 10-Q or any Form 8-K with respect to matters unrelated to the Initial Notes, the Transfer Restricted Securities or the Exchange Notes and the offering or exchange therefor; provided, further, that any Holder or representative thereof requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto;

(vii)         in the case of a Shelf Registration Statement, make available, at reasonable times, for inspection by each Holder whose Transfer Restricted Securities have been included in such Shelf Registration Statement and any attorney or accountant retained by such Holders, all financial and other pertinent records and pertinent corporate documents of the Company and the Guarantors reasonably requested and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that any

Holder or representative thereof requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto; provided further that the foregoing inspection and information gathering shall be coordinated (a) on behalf of the Initial Purchasers through the Representatives and (b) on behalf of any other Holder by one counsel designated by and on behalf of such Holders;

(viii)        in the case of a Shelf Registration Statement, if requested by any Holders whose Transfer Restricted Securities have been included in such Shelf Registration Statement, promptly include in such Registration Statement or related Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Transfer Restricted Securities and the use of such Prospectus for market-making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(ix)          in the case of a Shelf Registration Statement, furnish to each Holder whose Transfer Restricted Securities have been included in such Shelf Registration Statement, promptly upon request and without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x)           in the case of a Shelf Registration Statement, deliver to each Holder whose Transfer Restricted Securities have been included in such Shelf Registration Statement without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holders may reasonably request; the Company and the Guarantors hereby consent to the use (in accordance with law and subject to Section 6(d) hereof and any Suspension Rights) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi)          in the case of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by the Initial Purchasers or, in the case of registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, by any Holder or Holders of Transfer Restricted Securities who hold at least 50% in aggregate principal amount of such class of Transfer Restricted Securities; provided, however, that the Company and the Guarantors shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if the board of directors of the Company determines in good faith that it is in the best interests of the

Company and the Guarantors not to disclose the existence of or facts surrounding any proposed or pending material corporate development involving the Company and the Guarantors.  In such connection, the Company and the Guarantors shall:

(A)          upon the request of any Holder, furnish (or in the case of paragraphs (2) and (3), use their commercially reasonable efforts to cause to be furnished) to each such Holder and any underwriter, upon the effectiveness of the Shelf Registration Statement:

(1)           a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the Chief Executive Officer or any Vice President of CCP, and (y) a principal financial or accounting officer of CCP, confirming, as of the date thereof, such matters as such Holders may reasonably request;

(2)           an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors in customary form and covering such other matters as such Holder may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors and representatives of the independent public accountants for the Company and the Guarantors and representatives of the underwriters, if any, and their counsel at which the contents of the Registration Statement and related matters were discussed and, although such counsel need not pass upon or assume responsibility for the accuracy, completeness or fairness of such statements (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Guarantors and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, schedules or other financial data or statistical data derived therefrom included in any Registration Statement contemplated by this Agreement or the related Prospectus and need express no view as to the accounting or financial records from which such financial statements, schedules and data are derived; and

(3)           a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letter delivered pursuant to Section 5(f)(i) of the Purchase Agreement; and

(B)          deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

(xii)         prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company and the Guarantors shall not be required to register or qualify as a foreign corporation or other entity where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiii)        in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(xiv)        use their commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(xv)         provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xvi)        otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

(xvii)       cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(d)           Restrictions on Holders.  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(ii) or 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”).  Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.  The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7.                REGISTRATION EXPENSES

(a)           All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is declared effective by the Commission, including: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws (not to exceed $5,000); (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, all reasonable fees and disbursements of one counsel for all of the Holders of Transfer Restricted Securities selected by the Holders of a majority in principal amount of Transfer Restricted

Securities being registered; and (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that in no event shall the Company or the Guarantors be responsible for any underwriting discounts, commissions or fees attributable to the sale or other disposition of Transfer Restricted Securities.

(b)           The Company will, in any event, bear its and the Guarantors’ internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

SECTION 8.                INDEMNIFICATION

(a)           The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any Registration Statement, preliminary prospectus or Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Act) filed or required to be filed pursuant to Rule 433(d) under the Act (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders.

(b)           Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and each Guarantor, its directors and officers, and each Person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use in any Registration Statement.  In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent the indemnifying party is materially prejudiced as a result thereof and in any event shall not relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be designated in writing by a majority of the Holders, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company and the Guarantors, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to the indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in each of which cases the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party.  Notwithstanding the foregoing, in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (which consent shall not be unreasonably withheld), or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of this Section 8.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information furnished by the Company or the Guarantors, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8(d), no Holder, its directors, its officers or any Person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 9.                RULE 144A AND RULE 144

The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to make all filings required thereby (other than Form 8-K reports) in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.              MISCELLANEOUS

(a)           Remedies.  The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Sections 3 and 4 hereof.  The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           Free Writing Prospectus.  The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) in connection with the issuance and sale of the Initial Notes and the Exchange Notes, other than (i) any communication pursuant to Rule 134, Rule 135 or Rule 135c under the Act, (ii) any document constituting an offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes that falls within the exception from the definition of prospectus in Section 2(a)(10)(a) of the Act or (iii) a prospectus satisfying the requirements of Section 10(a) of the Act or of Rule 430, Rule 430A, Rule 430B, Rule 430C or Rule 431 under the Act.

(c)           No Inconsistent Agreements.  The Company and any Guarantor will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The Company and any Guarantor have not previously entered into, nor is currently a party to, any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(e)           Successor Parties. Contemporaneously with any succession transaction that occurs prior to the consummation of the Exchange Offer that results in a Person succeeding to obligations of the Company or any Guarantor in compliance with Article X of the Indenture, the Company and the Guarantors shall cause such successor Person to become a party to this Agreement as a Guarantor.

(f)            Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(g)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, mail, facsimile or electronic transmission:

(i)            if to a Holder, at the address set forth on the records of the Note Registrar under the Indenture, with a copy to the Note Registrar under the Indenture; and

(ii)           if to the Company or the Guarantors:

Care Capital Properties, LP

191 N. Wacker Drive

Suite 1200

Chicago, Illinois

60606

Attention:  General Counsel

Facsimile: (312) 881-4799

E-mail: kbenson@carecapitalproperties.com

With a copy to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois

60603

Attention:  Gerard J. Cummins

Facsimile: (212) 839-5599

E-mail: jcummins@sidley.com

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed or transmitted by post; when receipt acknowledged, if telecopied or mailed or transmitted electronically; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(h)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(i)            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j)            Interpretation.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(k)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(l)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m)          Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(Signature Page Follows.)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CARE CAPITAL PROPERTIES, LP

By:	Care Capital Properties GP, LLC, its General Partner

By:	/s/ Lori B. Wittman
Name:	Lori B. Wittman
Title:	Vice President and Treasurer

CARE CAPITAL PROPERTIES, INC.

By:	/s/ Lori B. Wittman
Name:	Lori B. Wittman
Title:	Executive Vice President and Chief Financial Officer

CARE CAPITAL PROPERTIES GP, LLC

By:	/s/ Lori B. Wittman
Name:	Lori B. Wittman
Title:	Vice President and Treasurer

[Registration Rights Agreement]

BARCLAYS CAPITAL INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC
CITIGROUP GLOBAL MARKETS INC.
As representatives of the several Initial Purchasers named in Schedule A of the Purchase Agreement

By: BARCLAYS CAPITAL INC.

By	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Doug Muller
Name: Doug Muller
Title: Managing Director

By: J.P. MORGAN SECURITIES LLC

By	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

By: WELLS FARGO SECURITIES LLC

By	/s/ Teresa Hee
Name: Teresa Hee
Title: Managing Director

By: CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

[Registration Rights Agreement]